UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2023

Gritstone bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38663	47-4859534
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5959 Horton Street, Suite 300
Emeryville, California		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 871-6100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GRTS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On August 10, 2023, Gritstone bio, Inc. (the “Company”) entered into an Option and Nonexclusive License Agreement (the “License Agreement”) with Genevant Sciences GmbH (“Genevant”). Pursuant to the License Agreement and subject to the terms and conditions set forth in the License Agreement, Genevant granted the Company a multi-year option for nonexclusive license rights under certain intellectual property related to Genevant’s lipid nanoparticle technology to develop and commercialize self-amplifying RNA vaccines directed at select pathogens associated with infectious disease. Under the terms of the License Agreement, Genevant is eligible to receive from the Company option maintenance and exercise fees in the single digit millions, up to $136 million in contingent milestone payments per product, subject to increase for multi-pathogen products and in other specified circumstances, and royalties ranging from the mid to high single digits on future product sales. If the Company outlicenses an applicable infectious disease program, in lieu of certain of these payments, Genevant may be entitled to a percentage of amounts that Gritstone receives from its sublicensee.

The License Agreement is terminable by the Company for convenience with 90 days’ prior written notice or immediately if based on certain product safety or efficacy or regulatory criteria. Either party may terminate the License Agreement for material breach, subject to a cure period, and Genevant may, upon prior written notice and subject to the terms set forth in the License Agreement, terminate the License Agreement (i) if the Company challenges a licensed patent or (ii) only with regard to a certain pathogen, if the Company exploits other lipid nanoparticle technology with respect thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gritstone bio, Inc.

Date:	August 15, 2023	By:	/s/ Andrew Allen
Andrew Allen President and Chief Executive Officer